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                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 1 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
PRIMARY                                                         1995         1994
- -------                                                       ---------    ---------
Net income                                                    $  26,958    $  24,069

Less: Dividends on convertible preference stock                  (1,099)      (1,223)
                                                              ---------    ---------
Net income applicable to common shares                        $  25,859    $  22,846
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      220,961      215,311
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      1,944        2,513
      Fisher-Price warrants                                         702          926
      Restricted stock                                              276           46
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             223,883      218,796
                                                              =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.12    $    0.10
                                                              =========    =========

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
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                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 2 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
FULLY DILUTED                                                 1995 (a)     1994 (b)
- -------------                                                 ---------    ---------
Net income                                                    $  26,958    $  24,069

Add:  Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures               -          628
Less: Impact of required ESOP dividends or
       contributions upon conversion                                  -       (1,223)
                                                              ---------    ---------
Net income applicable to common shares                        $  26,958    $  23,474
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      220,961      215,311
Weighted average common equivalent shares arising from:
      Assumed conversion of 8% convertible debentures                 -        5,255
      Dilutive stock options                                      2,617        3,600
      Assumed conversion of convertible preference stock            738        2,026
      Fisher-Price warrants                                         728          947
      Restricted stock                                              309           61
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             225,353      227,200
                                                              =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.12    $    0.10
                                                              =========    =========

(a)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(b)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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